UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 10, 2009

CYPRESS BIOSCIENCE, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-12943	22-2389839
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification
incorporation)		Number)

4350 Executive Drive, Suite 325, San Diego, CA	92121
(Address of principal executive offices)	(Zip Code)
(858) 452-2323
Registrant’s telephone number, including area code
Not Applicable
(Former Name or Former Address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On April 10, 2009, the non-employee members of the Board of Directors (the “Board”) of Cypress Bioscience, Inc. (the “Company”) approved a Bonus Plan for the officers of the Company for the year 2009 (the “2009 Bonus Plan” ), a copy of which is attached as Exhibit 10.1. The 2009 Bonus Plan was adopted to provide an outcome-based annual cash incentive to the officers of the Company. Payments under the 2009 Bonus Plan, if any, are contingent upon the Company’s achievement of certain corporate objectives described below, and the relevant officers’ continued employment with the Company on the date of payment.
The 2009 Bonus Plan includes two 2009 corporate objectives. The first objective is the completion of a major corporate event (a “Major Corporate Event”) as determined by the Compensation Committee, such as an in-license or product acquisition (the “Major Event Objective”). To be eligible as a Major Corporate Event, the transaction must close on or before December 31, 2009 and the decision regarding whether or not a particular transaction qualifies as a Major Corporate Event must be made by the Compensation Committee by December 31, 2010. Bonuses payable for achievement of the Major Event Objective would equal 50% of the Target Bonus amounts defined below.
The second corporate objective relates to the achievement of certain commercial objectives established for Savella (the “Savella Objective”) and the Avise product lines (the “Avise Objective” and together with the Savella Objective, the “Commercial Objectives”). The Savella Objective is to deliver the target number of Savella sales details, as determined by the Company’s management and agreed to by the Compensation Committee. The Avise Objective is to achieve the forecasted diagnostic unit sales as defined by the Company’s management and agreed to by the Compensation Committee. Bonuses payable for the achievement of the Commercial Objectives would equal 50% of the Target Bonus amounts.
The “Target Bonus” for each of the Company’s officers covered under the 2009 Bonus Plan are as follows, with any such bonus to be calculated based on annual base salaries as of the earlier of the achievement of the relevant objective or December 31, 2009:

Officer	Target Bonus

Jay D. Kranzler, M.D., Ph.D.	66 2/3% x annual base salary
Chief Executive Officer

Sabrina Martucci Johnson	35% x annual base salary
Executive Vice President, Chief Operating Officer and Chief Financial Officer

Michael Walsh	35% x annual base salary
Executive Vice President and Chief Commercial Officer

R. Michael Gendreau, M.D., Ph.D.	25% x annual base salary
Vice President and Chief Medical Officer

Denise Wheeler	25% x annual base salary (pro-rated to reflect part-time status)
General Counsel

Srinivas Rao, M.D., Ph.D.	25% x annual base salary
Chief Scientific Officer

Item 9.01 Financial Statements and Exhibits.
(d)  Exhibits:
10.1	2009 Bonus Plan for Officers

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Cypress Bioscience, Inc.
Date: April 14, 2009	/s/ Sabrina Martucci Johnson
Sabrina Martucci Johnson
Executive Vice President, Chief Operating Officer and Chief Financial Officer

Exhibit Index

Number	Description

10.1	2009 Bonus Plan for Officers